                                                                      Exhibit 11

               HARTE-HANKS COMMUNICATIONS, INC. AND SUBSIDIARIES
                        EARNINGS PER SHARE COMPUTATIONS
                     (in thousands, except per share data)


                                    PRIMARY

                                                                     Three Months Ended June 30,
                                                                     ----------------------------
                                                                      1996                 1995
                                                                     -------              -------
Net income................................                           $ 3,906              $ 9,701
                                                                     =======              =======
Shares used in net earnings per
  share computations......................                            38,551               36,279
                                                                     =======              =======
Earnings per share........................                           $   .10              $   .27
                                                                     =======              =======


       COMPUTATION OF SHARES USED IN NET EARNINGS PER SHARE COMPUTATIONS

                                                                     Three Months Ended June 30,
                                                                     ----------------------------
                                                                      1996                  1995
                                                                     -------              -------
Average outstanding common shares.........                            36,333               34,460
Average common equivalent shares --
  dilutive effect of option shares........                             2,218                1,819
                                                                      ------              -------
Shares used in net earnings
  per share computations..................                            38,551               36,279
                                                                      ======              =======


                                 FULLY DILUTED

                                                                     Three Months Ended June 30,
                                                                     ----------------------------
                                                                      1996                  1995
                                                                     -------              -------
Net income................................                           $ 3,906              $ 9,701
                                                                     =======              =======
Adjusted net income for interest
  on convertible note.....................                           $ 3,906              $ 9,826
                                                                     =======              =======
Shares used in net earnings
  per share computations..................                            38,702               37,677
                                                                     =======              =======
Earnings per share........................                           $   .10              $   .26
                                                                     =======              =======


       COMPUTATION OF SHARES USED IN NET EARNINGS PER SHARE COMPUTATIONS

                                                                    Three Months Ended June 30,
                                                                   -----------------------------
                                                                    1996                    1995
                                                                   -------                -------
Average outstanding common shares.........                          36,333                 34,460
Average common equivalent shares --
  dilutive effect of option shares........                           2,369                  1,898
Dilutive effect of convertible note.......                            --                    1,319
                                                                    ------                 ------
Shares used in net earnings
  per share computations..................                          38,702                 37,677
                                                                    ======                 ======

                                                                      Exhibit 11

               HARTE-HANKS COMMUNICATIONS, INC. AND SUBSIDIARIES
                        EARNINGS PER SHARE COMPUTATIONS
                     (in thousands, except per share data)

                                    PRIMARY

                                                                      Six Months Ended June 30,
                                                                     ----------------------------
                                                                      1996                 1995
                                                                     -------              -------
Net income................................                           $12,223              $18,124
                                                                     =======              =======
Shares used in net earnings per
  share computations......................                            38,420               35,673
                                                                     =======              =======
Earnings per share........................                           $   .32              $   .51
                                                                     =======              =======

       COMPUTATION OF SHARES USED IN NET EARNINGS PER SHARE COMPUTATIONS

                                                                      Six Months Ended June 30,
                                                                     ----------------------------
                                                                      1996                 1995
                                                                     ------               -------
Average outstanding common shares.........                            36,207               34,028
Average common equivalent shares --
  dilutive effect of option shares........                             2,213                1,645
                                                                      ------               ------
Shares used in net earnings
  per share computations..................                            38,420               35,673
                                                                      ======               ======

                                 FULLY DILUTED

                                                                      Six Months Ended June 30,
                                                                     ----------------------------
                                                                      1996                 1995
                                                                     -------              -------
Net income................................                           $12,223              $18,124
                                                                     =======              =======
Adjusted net income for interest
  on convertible note.....................                           $12,223              $18,437
                                                                     =======              =======
Shares used in net earnings
  per share computations..................                            38,495               37,511
                                                                     =======              =======
Earnings per share........................                           $   .32              $   .49
                                                                     =======              =======

       COMPUTATION OF SHARES USED IN NET EARNINGS PER SHARE COMPUTATIONS

                                                                     Six Months Ended June 30,
                                                                   -----------------------------
                                                                    1996                   1995
                                                                   -------                -------
Average outstanding common shares.........                          36,207                 34,028
Average common equivalent shares --
  dilutive effect of option shares........                           2,288                  1,752
Dilutive effect of convertible note.......                             --                   1,731
                                                                    ------                 ------
Shares used in net earnings
  per share computations..................                          38,495                 37,511
                                                                    ======                 ======




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